EXHIBIT 99.4

Sangamo Therapeutics, Inc.

Stock Option Grant Notice – UK

(2018 Equity Incentive Plan)

Sangamo Therapeutics, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), has granted to Optionholder an option to purchase the number of shares of Common Stock set forth below (the “Option”).  The Option is subject to all of the terms and conditions as set forth herein and in the Plan, and the Option Terms and Conditions both of which are incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Option Terms and Conditions shall have the meanings set forth in the Plan or the Option Terms and Conditions.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise and

Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[1/4th of the shares vest and become exercisable one year after the Vesting Commencement Date; the balance of the shares vest and become exercisable in a series of 36 successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date.]

[Drafting Note:  If an E*TRADE form of grant notice is used in lieu of this form of grant notice, the following “Optionholder Acknowledgements” language needs to be incorporated into the E*TRADE option grant notification and affirmatively consented to and/or accepted by the Optionholder.  If there are any other outstanding agreements promising future grants of Company equity such agreements should be specifically listed as an exception to the last acknowledgement.]

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Optionholder Acknowledgements:  By Optionholder’s acceptance, Optionholder understands and agrees that the Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Option Terms and Conditions, all of which are made a part of this document.  The Optionholder acknowledges that copies of the Plan, Option Terms and Conditions and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Optionholder.  Optionholder represents that he or she has read and is familiar with the provisions of the Plan, the Option Terms and Conditions and the prospectus for the Plan.  Optionholder acknowledges and agrees that this Grant Notice and the Terms and Conditions may not be modified, amended or revised except in a writing signed by Optionholder and a duly authorized officer of the Company.  Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Terms and Conditions, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.  Optionholder further acknowledges that the Option Agreement sets forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionholder and Common Stock previously issued to Optionholder.

Sangamo Therapeutics, Inc.

By:
Alexander D. Macrae, President and Chief Executive Officer

Date:

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Sangamo Therapeutics, Inc.

2018 Equity Incentive Plan

Option Terms and Conditions - UK

As reflected by your Stock Option Grant Notice (“Grant Notice”), Sangamo Therapeutics, Inc. (the “Company”) has granted you an option under its 2018 Equity Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”).  Capitalized terms not explicitly defined herein but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms and conditions applicable to your Option are as follows:

1.Governing Plan Document.  Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Change in Control on your Option, Section 10(f) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option, and Section 11(b) regarding the tax consequences of your Option.  Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between these Terms and Conditions and the provisions of the Plan, the provisions of the Plan shall control.

2.Exercise.

(a)You may generally exercise the vested portion of your Option at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the option exercise procedures established by the Plan Administrator, which may include an electronic submission.  Please review Sections 4(h), 4(j) and 8(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

(b)You may pay your Option exercise price as follows:

(i)cash, check, bank draft or money order;

(ii)pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded (or otherwise subject to the Company and/or Committee’s consent at the time of exercise);

(iii)subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in Section 4(c)(iii) of the Plan; or

(iv)subject to Company and/or Committee consent at the time of exercise by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.

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3.Term.  You may not exercise your Option before the commencement of its term or after its term expires.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)immediately upon the termination of your Continuous Service for Cause;

(b)three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c)12 months after the termination of your Continuous Service due to your Disability;

(d)18 months after your death if you die during your Continuous Service;

(e)immediately upon a Change in Control if the Board has determined that the Option will terminate in connection with a Change in Control;

(f)the Expiration Date indicated in your Grant Notice; or

(g)the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) eighteen months after your death, (ii) upon any termination of the Option in connection with a Change in Control, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant.  Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(h) of the Plan.

4.Withholding Obligations.  As further provided in Section 9 of the Plan:

(a)you may not exercise your Option unless the applicable tax withholding obligations are satisfied;

(b)at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with the exercise of your Option; and

(c)as a condition of the exercise of your Option, you unconditionally and irrevocably agree:

(i)to provide for payment to the Company and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue &

3.

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Customs (including secondary class 1 (employer's) national insurance contributions for which you are liable and hereby agree to pay); and (3) all liability to national insurance contributions for which the Company is liable which arises as a consequence of or in connection with the exercise of your Option where the appropriate joint election has been made (the "UK Tax Liability"); or

(ii)to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii)if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer's national insurance contributions liability is transferred to you; and

(iv)to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to "the Company" shall, if applicable, be construed as also referring to any Affiliate.

5.Transferability.  Your Option is not transferable, except on death to your personal representative, and is exercisable during your life only by you.

6.Waiver of Rights. You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest or exercise your Option, or from the loss on diminution in value of any rights or entitlements in connection with the Plan.

7.Personal Data. You understand that your employer, if applicable, the Company, and/or its Affiliates hold certain personal information about you, including but not limited to your name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of this Option (the “Personal Data”).  Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws.  The Company and/or its Affiliates collect, hold, and process any such Personal Data for the purpose of administering your Option under the terms of the Plan and these Terms and Conditions and such collection, holding and processing is necessary for such performance.  The Company and/or its Affiliates shall retain such Personal Data for as long as necessary to perform such duties as contemplated by these Terms and Conditions.  The Company and/or its Affiliates may transfer any such Personal Data outside the country in which you are employed or retained, including the United States which does not provide for an adequate level of data protection based on an EU Commission decision.  As an appropriate safeguard for such Personal Data, and also as the legal basis for such transfer, the Company and/or its Affiliates have put in place appropriate measures to ensure that your Personal Data is treated consistently with EU data protection laws.  The legal persons with whom such Personal Data may be shared are the Company, the Plan Administrator and any other broker

4.

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company providing services to the Company in connection with the administration of the Plan.  You have the right, in certain circumstances, to access, correct, restrict the processing of, erase and port your Personal Data and also to object to the processing of your Personal Data and/or automated decision-making using your Personal Data.  You also have the right to complain to your local data protection supervisory authority.  For details as to how you can exercise your rights please contact the Plan Administrator identified in the prospectus for the Plan.

8.Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including the applicable federal income tax consequences please see the prospectus for the Plan which is available on the Company’s intranet site.  You can request a paper copy of the prospectus for the Plan from the Plan Administrator.

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